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                    SUBSIDIARIES OF YORK RESEARCH CORPORATION

                  Set forth below are the names of all subsidiaries of York Research Corporation ("York") required to be listed on Exhibit 21 to York's Annual Report on Form 10-K for the year ended February 28, 2001. Indented companies are direct subsidiaries of the company under which they are indented.
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

                                                                     Percentage
                                                                     Owned by           State of
                                                                     Immediate          Incorporation
                                                                     Parent             or Formation
                                                                     ------------       --------------
York Research Corporation (Parent)                                     N/A                Delaware
       B-41 Management Corporation                                     100%               Delaware
              B-41 Associates L.P.                                     (1)                Delaware
                Brooklyn Navy Yard Power LLC                           100%               Delaware
       Cogeneration Technologies, Inc.                                 100%               Delaware
              Warbasse Power I LLC                                     100%               Delaware
              B-41 Associates L.P.                                     (2)                Delaware
       York Cogen Partners L.P.                                        90%                Delaware
              Warbasse Power II LLC                                    100%               Delaware
              B-41 Associates L.P.                                     (3)                Delaware
       FBL Medical Computer
       Specialists, Inc.                                               100%               New Jersey
       York Internet Power Services, Inc.                              100%               New York
       North American Energy Conservation Inc.                         85%                Delaware
       NAEC Energy Services Company, Inc.                              100%               Delaware
       York T&T Holdings, Inc.                                         100%               Delaware
              York Holdings (Caymans) L.L.C.                           100%               Cayman Islands
                York Ex International S.R.L.                           100%               Barbados, B.W.I.
                  York Holdings (Barbados) S.R.L.                      100%               Barbados, B.W.I.
                    InnCOGEN, Limited                                  100%               Republic of
                                                                                          Trinidad & Tobago
       Big Spring Holdings, Inc.                                       100%               Delaware
       Big Spring Texas Energy Management, Inc.                        100%               Delaware
              New World Power Texas Renewable
              Energy L.P.                                              100%               Delaware

       York Greek Holdings (Cayman) Limited                            100%               Cayman Islands
              York Mediterranean Energy Limited                        50%                Cayman Islands
                 York Aeolean Research Hellas
                 Single Person Limited Liability Company               100%               Greece
                 York Aeolean Constructive
                 Single Person Limited Liability Company               100%               Greece

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

                                                                     Percentage
                                                                     Owned by           State of
                                                                     Immediate          Incorporation
                                                                     Parent             or Formation
                                                                     ------------       --------------
       West Texas Renewables Holdings, Inc.                            100%               Delaware
              West Texas Renewables
              Limited Partnership                                        1%               Delaware
       York Windpower, Inc.                                            100%               Delaware
       York Caribbean Windpower LLC                                    100%               Cayman Islands
       York Energy Holdings, Inc.                                      100%               Delaware
       York Greenpower Corporation                                     100%               Delaware
       DD-2 Facilities Corporation                                     100%               Delaware
       Sun2Power Inc.                                                  100%               Delaware





(1)      5% of Profits
       9.8% of Losses
       9.8% of Depreciation

(2)     22% of Profits
         1% of Losses
         1% of Depreciation

(3)     53% of Profits
         1% of Losses
         1% of Depreciation

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